Exhibit 10.17

January 24, 2020

Dear Chris:

It is my pleasure to extend the following promotion to you on behalf of Duluth Trading Company.

Position Title: Senior Vice President of IT & Logistics

Effective Date: February 3, 2020

Base Salary: Your annual base salary will be $325,000 annual, which is paid bi-weekly and is subject to deductions for taxes and other withholdings that are required by law. Your salary will be reviewed for merit consideration in April of 2020.

Bonus: For Fiscal 2020, your bonus target is 50% of your base salary wages earned. You will be eligible for payout in the spring of 2021 and is contingent upon the Company meeting certain financial thresholds that are established annually.

I look to your continued contributions at Duluth Trading Company.

Sincerely,

/s/ Steve Schlecht

Steve Schlecht, CEO

Duluth Trading Company

ACCEPTED:

/s/ Christopher Teufel                                                                                                                                   1/24/2020

Chris Teufel                                                                                                                                                          Date